UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

August 31, 2006 (August 30, 2006)

Date of Report (Date of earliest event reported)

Arch Capital Group Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	0-26456	N/A
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation or
organization)

Wessex House, 45 Reid Street, Hamilton HM 12, Bermuda

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(441) 278-9250

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b)

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR.13e-4(c))

ITEM 1.01             Entry into a Material Definitive Agreement.

On August 30, 2006, Arch Capital Group Ltd. (the “Company”), Arch Capital Group (U.S.) Inc. (“Arch US”) and the following subsidiaries of the Company designated as subsidiary borrowers, Arch Reinsurance Ltd., Arch Reinsurance Company (“Arch Re US”), Arch Insurance Company, Arch Specialty Insurance Company, Arch Excess & Surplus Insurance Company, Western Diversified Casualty Insurance Company and Arch Insurance Company (Europe) Limited (“Arch Europe”), entered into the Second Amended and Restated Credit Agreement (the “Second Credit Agreement”), with Barclays Bank Plc, The Bank of New York, Calyon, New York Branch, Citibank, N.A., ING Bank N.V., London Branch, Lloyd’s TSB Bank plc and Wachovia Bank, N.A., as documentation agents, Bank of America, N.A., as syndication agent, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders named therein.  The Second Credit Agreement amends and restates the Amended and Restated Credit Agreement, dated as of November 29, 2005, as amended April 18, 2006 to add Arch Europe as a designated subsidiary borrower (the “First Credit Agreement”), by and among the Company, its subsidiaries listed immediately above, and the lenders listed therein. Certain lenders under the Second Credit Agreement are party to other agreements with the Company and its subsidiaries.

Like the First Credit Agreement, borrowings of revolving loans may be made by the Company and its subsidiary, Arch Re US at a variable rate based on LIBOR or an alternative base rate at the choice of the Company and Arch Re US.  The $300 million unsecured revolving loan is also available for the issuance of unsecured letters of credit up to $100 million for Arch Re US.  Letters of credit up to $1 billion, an increase of $500 million from the First Agreement, may be issued to the various designated borrower subsidiaries of the Company, as well as Arch Re US, with fees payable to the lenders based on certain leverage ratios and outstanding commitments under the Amended and Restated Credit Agreement.  The obligations of our U.S.-based subsidiaries which are party to the Second Credit Agreement are guaranteed by Arch US while the obligations of Arch Europe only are guaranteed by the Company.

The Second Credit Agreement contains customary covenants which limit our ability to dispose of material assets, consolidate or merge, pay dividends, incur liens or indebtedness under certain circumstances.  Most of these restrictions are subject to certain minimum thresholds and exceptions.  The Second Credit Agreement also contains certain affirmative covenants for us to maintain certain financial strength ratings and levels of net worth, maximum leverage ratios.  In addition, the Second Credit Agreement provides that the obligations of the Company, Arch US and the other subsidiary borrowers may be accelerated upon the occurrence and continuation of certain events of default.  Such events include (subject to certain materiality thresholds and grace periods) payment defaults, covenant defaults, material inaccuracy of representations and warranties, bankruptcy and involuntary proceedings, change of control, cross-defaults under other agreements, loss of insurance licenses and other customary defaults.

The Second Credit Agreement is attached as Exhibits 10.1 to this Current Report and is incorporated herein by reference.  The First Credit Agreement and the amendment thereto

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were filed as exhibits to the Company’s Reports on Form 8-K filed with the Securities and Exchange Commission on November 30, 2005 and April 19, 2006, respectively.

ITEM 2.03             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report is incorporated by reference.

ITEM 9.01             Exhibits.

Exhibit No.	Description
10.1

Second Amended and Restated Credit Agreement, dated as of August 30, 2006, by and among Arch Capital Group Ltd., Arch Capital Group (U.S.) Inc., Arch Reinsurance Ltd., Arch Reinsurance Company, Arch Insurance Company, Arch Specialty Insurance Company, Arch Excess & Surplus Insurance Company, Western Diversified Casualty Insurance Company and Arch Insurance Company (Europe) Limited, with Barclays Bank Plc, The Bank of New York, Calyon, New York Branch, Citibank, N.A., ING Bank N.V., London Branch, Lloyd’s TSB Bank plc, and Wachovia Bank, N.A., as documentation agents, Bank of America, N.A., as syndication agent, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders named therein

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned.

ARCH CAPITAL GROUP LTD.

Date: August 31, 2006	By:	/s/ JOHN D. VOLLARO
		Name:	John D. Vollaro
		Title:	Executive Vice President,
Chief Financial Officer and
Treasurer

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EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
10.1

Second Amended and Restated Credit Agreement, dated as of August 30, 2006, by and among Arch Capital Group Ltd., Arch Capital Group (U.S.) Inc., Arch Reinsurance Ltd., Arch Reinsurance Company, Arch Insurance Company, Arch Specialty Insurance Company, Arch Excess & Surplus Insurance Company, Western Diversified Casualty Insurance Company and Arch Insurance Company (Europe) Limited, with Barclays Bank Plc, The Bank of New York, Calyon, New York Branch, Citibank, N.A., ING Bank N.V., London Branch, Lloyd’s TSB Bank plc, Wachovia Bank, N.A., as documentation agents, Bank of America, N.A., as syndication agent, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders named therein